Filed pursuant to Rule 424(b)(5)
Registration No. 333-277061
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2026
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 14, 2024)
$
Texas Capital Bancshares, Inc.
      % Fixed-to-Floating Rate Senior Notes due 2032
We are offering $             aggregate principal amount of our       % fixed-to-floating rate senior notes due 2032 (the “notes”). The notes will mature on             , 2032. The notes will bear interest from and including             , 2026 (the “Issue Date”) to, but excluding,             , 2031 (the “Reset Date”) or the date of earlier redemption, at a fixed annual rate of       %, payable semi-annually in cash in arrears on              and              of each year, commencing on             , 2026. From and including the Reset Date to, but excluding, the maturity date, the notes will bear interest at a floating annual rate that will be Compounded SOFR (as defined herein) (determined with respect to each quarterly interest period using the SOFR Index (as defined herein) as described herein under “Description of the Notes—Interest—Compounded SOFR”), plus       % per annum, payable quarterly in cash in arrears on             , 2031,             , 2031,             , 2031 and at the maturity date.
We may, at our option, redeem the notes, in whole, but not in part, (i) on the Reset Date (one year prior to the maturity date) or (ii) upon the occurrence of a “Tax Event,” or Texas Capital Bancshares, Inc. becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), in each case, by paying the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, we may also redeem the notes in whole or in part, at any time and from time to time on or after     , 2032 (30 days prior to the maturity date), by paying the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
The notes will be our unsubordinated and unsecured obligations and will rank equally in right of payment with all of our existing and future unsubordinated and unsecured indebtedness and senior in right of payment to any unsecured and subordinated debt the terms of which provide that such indebtedness is structurally subordinated to the notes. The notes will be effectively subordinated to any secured indebtedness we may incur in the future to the extent of the value of the assets securing such indebtedness. In addition, the notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including Texas Capital Bank, our principal banking subsidiary (“Texas Capital Bank” or the “Bank”). The notes will not be obligations of, or guaranteed by, our existing or future subsidiaries, including the Bank.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.
The notes are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency, nor are they obligations of, or guaranteed by, a bank. None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses to us	%	$
(1)    Plus, accrued interest, if any, from , 2026 to the date of delivery.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including the Euroclear System and Clearstream Banking S.A., on or about                 , 2026.
Joint Book-Running Managers

Goldman Sachs & Co. LLC	Morgan Stanley	Texas Capital Securities
Co-Managers

J.P. Morgan	Keefe, Bruyette & Woods A Stifel Company
Prospectus Supplement dated             , 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Texas Capital,” the “Company,” “issuer,” “we,” “us,” “our” or similar references mean Texas Capital Bancshares, Inc., which is a Delaware corporation and a financial holding company headquartered in Dallas, Texas, and its subsidiaries on a consolidated basis. References to “Texas Capital Bank” or the “Bank” refer to Texas Capital Bank, which is a Texas state-chartered bank and our principal banking subsidiary.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.  If the information set forth in this prospectus supplement or the accompanying prospectus differs in any way with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free-writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains this information at www.sec.gov. You can also find information about us by visiting our website at www.texascapitalbank.com. Information contained in these websites does not constitute part of this prospectus supplement.
The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way in this prospectus supplement is considered part of this prospectus supplement.
This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the notes is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 10, 2026 (the “Annual Report”);
•the sections of our Definitive Proxy Statement on Schedule 14A for Texas Capital’s 2025 Annual Meeting of Stockholders, filed with the SEC on March 6, 2025, incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 11, 2025; and
•our Current Report on Form 8-K filed on February 20, 2026.
These filings contain important information about our financial condition. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling as specified below:
Texas Capital Bancshares, Inc.
Attention: Investor Relations
2000 McKinney Avenue, Suite 700,
Dallas, Texas 75201
(214) 932-6600
We have also filed a registration statement (No. 333-277061) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the notes. The registration statement may contain additional information that may be important to you.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and financial analysis contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, our financial
S-iii

condition, results of operations, business plan and future performance and intended use of proceeds of this offering. These forward-looking statements are based on beliefs, assumptions and expectations of future performance taking into account all information available to us at the time such statements are made. Forward-looking statements may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to: economic or business conditions in Texas, the United States or globally that impact us or our customers; negative credit quality developments arising from the foregoing or other factors, including recent trade policies and their impact on our customers; increased or expanded competition from banks and other financial service providers in our markets; our ability to effectively manage our liquidity and maintain adequate regulatory capital to support our businesses; our ability to pursue and execute upon growth plans, whether as a function of capital, liquidity or other limitations; our ability to successfully execute our business strategy, including our strategic plan and developing and executing new lines of business and new products and services and potential strategic acquisitions; the extensive regulations to which we are subject and our ability to comply with applicable governmental regulations, including legislative and regulatory changes; our ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches; our ability to use technology to provide products and services to our customers; risks related to the development and use of artificial intelligence; changes in interest rates, including the impact of interest rates on our securities portfolio and funding costs, as well as related balance sheet implications stemming from the fair value of our assets and liabilities; the effectiveness of our risk management processes strategies and monitoring; fluctuations in commercial and residential real estate values, especially as they relate to the value of collateral supporting our loans; the failure to identify, attract and retain key personnel and other employees; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or us, in particular; claims, litigation or regulatory investigations and actions that we may become subject to; and severe weather, natural disasters, climate change, acts of war, terrorism, global or other geopolitical conflicts, or other external events, as well as related legislative and regulatory initiatives.
S-iv

These statements are not guarantees of future performance and are subject to future events, risks and uncertainties—many of which are beyond our control, dependent on the actions of third parties, or are currently unknown to us—as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. Risk Factors of our Annual Report, and elsewhere in the Annual Report and in this prospectus supplement and the accompanying prospectus and also as described from time to time in reports subsequently filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. There also may be other factors that we cannot anticipate or that are not described herein or in the accompanying prospectus and the documents incorporated by reference herein and therein generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements included herein speak only as of the date on which such statements were made and should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date on which such statements were made. Except as required by law, we undertake no obligation to revise any forward-looking statements contained in this prospectus supplement or in the reports that are incorporated herein by reference, whether as a result of new information, future events or otherwise. You are advised, however, to review any further disclosures we make on related subjects in filings with the SEC and in other public statements.
S-v

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all of the information that may be important to investors in making their investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” contained in our Annual Report to determine whether an investment in the notes is appropriate for you.
Texas Capital Bancshares, Inc.
Texas Capital is a registered bank holding company and a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs and individual customers. We are headquartered in Dallas, with primary banking offices in Austin, Dallas, Fort Worth, Houston and San Antonio, and have built a network of clients across the country.
Our business activities are conducted primarily through our wholly-owned bank subsidiary, the Bank, and our wholly-owned non-bank subsidiary, TCBI Securities Inc., doing business as Texas Capital Securities (“Texas Capital Securities”). The Bank is a Texas state-chartered bank. Texas Capital Securities is a registered broker-dealer with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”) and Municipal Securities Rulemaking Board (“MSRB”).
At December 31, 2025, we had total assets of approximately $31.5 billion, total deposits of approximately $26.4 billion, total loans of approximately $24.0 billion and stockholders’ equity of approximately $3.6 billion.
Corporate Information
We were incorporated as a Delaware corporation in 1996 and commenced banking operations in 1998. Our common stock is traded on the Nasdaq Stock Market under the symbol “TCBI.”
Our principal executive offices are located at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201 and our telephone number is (214) 932-6600. We maintain a website at www.texascapitalbank.com. Information on our website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Texas Capital Bancshares, Inc.
Securities Offered	$ aggregate principal amount of % fixed-to-floating rate senior notes due 2032.
Issue Date	, 2026 (the “Issue Date”).
Maturity Date	, 2032.
Fixed Interest Rate	% per annum.
Fixed Interest Rate Period	From, and including, the Issue Date to, but excluding, , 2031 (the “Reset Date”) or the date of earlier redemption.
Fixed Interest Payment Dates	Interest during the fixed interest period will be payable semi-annually in cash in arrears on and of each year, commencing on , 2026.
Floating Interest Rate
Compounded SOFR, determined as set forth under “Description of the Notes—Interest—Compounded SOFR,” plus     %. The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application and will in no event be lower than zero.

Floating Interest Rate Period	From, and including, , 2031 to, but excluding, the maturity date or the date of earlier redemption.
Floating Interest Payment Dates	Interest during the floating rate period will be payable quarterly in cash in arrears on , 2031, , 2031, , 2031 and at the maturity date.
Day Count Convention
During the fixed rate period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
During the floating rate period, interest will be computed on the basis of actual number of days in each interest period (or any other relevant period) and a 360-day year.

No Guarantees
The notes will not be obligations of, or guaranteed by, our existing or future subsidiaries, including the Bank. As a result, the notes will be structurally subordinated to the liabilities of our subsidiaries, including the Bank, as discussed below under “—Ranking.”

Ranking
The notes will be our unsecured and unsubordinated obligations and will rank:
•senior in right of payment to any of our unsecured and subordinated debt the terms of which provide that such indebtedness is structurally subordinated to the notes, including our junior subordinated debentures issued to our statutory trusts and our 4.00% subordinated notes due 2031 (the “2031 subordinated notes”);
•equal in right of payment with any of our unsubordinated and unsecured indebtedness;
•effectively subordinated to any secured indebtedness we may incur in the future, to the extent of the value of the assets securing such indebtedness; and
•structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including the Bank.
As of December 31, 2025, we had:
•approximately $27.9 billion in outstanding debt and other liabilities, including deposits, of our subsidiaries, which would rank structurally senior to the notes in case of liquidation or otherwise;
•approximately $507.2 million in subordinated and junior subordinated indebtedness issued by Texas Capital (parent company only), which would be subordinate to the notes (of which $134.5 million matured and was repaid in January 2026);
•no unsubordinated and unsecured debt issued by Texas Capital (parent company only) that would rank equally to the notes; and
•no secured debt issued by Texas Capital (parent company only).

Optional Redemption
On the Reset Date, we may redeem the notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. At any time and from time to time on or after             , 2032 (30 days prior to the maturity date), we may redeem the notes in whole or in part at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
We may also redeem the Notes at any time prior to their maturity, including prior to the Reset Date, in whole, but not in part at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date upon the occurrence of a “Tax Event” or Texas Capital becoming required to register as an investment company pursuant to the 1940 Act.
For more information, see “Description of the Notes—Optional Redemption.” The notes will not be subject to repayment at the option of the holder at any time prior to maturity.

Form	Fully registered global note in book-entry form.
Denominations	$2,000 minimum denominations and integral multiples of $1,000 in excess thereof.
Indenture and the Trustee	The notes will be issued pursuant to the Indenture (as defined in “Description of the Notes”) between us and U.S. Bank Trust Company, National Association, as trustee.
Governing Law
The Indenture governing the notes and the notes will be governed by and construed in accordance with the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.

Calculation Agent	We will appoint a calculation agent for the notes prior to the Reset Determination Date. In addition, we or an affiliate of ours may assume the duties of the calculation agent.
Listing	The notes will not be listed on any securities exchange.
No Prior Market
The notes will be new securities for which there is no market. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so. Any market making with respect to such notes may be discontinued without notice at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Further Issuances
We may, from time to time, create and issue additional notes, without the consent of the holders of the notes, with terms and conditions substantially identical to those of the notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon), which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes. If the existing notes and the additional notes are not fungible for U.S. federal income tax purposes, a separate CUSIP number will be issued for the additional notes. See “Description of the Notes—Further Issuances.”

Material United States Federal Income Tax Consequences
You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Material United States Federal Income Tax Consequences.”

Use of Proceeds
The net proceeds from this offering are expected to be approximately $       million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, funding a portion of the redemption of our 2031 subordinated notes.
This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2031 subordinated notes and does not constitute a redemption notice for the 2031 subordinated notes.
See “Use of Proceeds.”

Conflict of Interest
Our affiliate Texas Capital Securities is a FINRA member and an underwriter in this offering. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting—Conflicts of Interest; Other Relationships.”

RISK FACTORS
Your investment in the notes involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the notes and others of which relate to the Company. You should carefully consider the risks described below and the risk factors included in our Annual Report, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition, results of operations or prospects could result in a decline in the value of the notes and the loss of all or part of your investment.
Risks Relating to the Notes
We are dependent on funds obtained from borrowing or capital transactions or from our Bank and other subsidiaries to fund our obligations, including the notes.
We are a financial holding company engaged in the business of managing, controlling and operating our Bank and our other subsidiaries. We conduct no material business or other activity at the parent company level other than activities incidental to holding equity and debt investments in our subsidiaries, including the Bank. As a result, we rely on the proceeds of capital transactions, borrowings under our revolving line of credit, payments of interest and principal on loans made to our subsidiaries and dividends by our subsidiaries to satisfy our obligations to debtholders and other obligations. The profitability of our Bank and other subsidiaries is subject to fluctuation based upon, among other things, the cost and availability of funds, changes in interest rates and economic conditions in general and other factors that are beyond our control. Furthermore, the ability of our Bank to pay dividends to us is subject to regulatory limitations that can, under certain adverse circumstances, prohibit the payment of dividends to us. Under such restrictions, banks may not, without the prior approval of the Federal Reserve, declare dividends if the total of all dividends declared during the calendar year, including the proposed dividend, exceeds the sum of the bank’s net income during the current calendar year and the retained net income of the prior two calendar years. The Federal Reserve’s regulatory capital rules further limit the amount of dividends that may be paid by our Bank. In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991, our Bank may not pay any dividend if it is undercapitalized or if payment would cause it to become undercapitalized and as a Texas state-chartered bank, the Commissioner of the Texas Department of Banking may also restrict our Bank’s ability to pay dividends under certain circumstances. Our right to participate in any distribution from the liquidation or sale of our Bank’s assets is subject to the prior claims of our Bank’s creditors. In addition, our Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-

bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value.
If we are unable to access funds from capital transactions, borrowing under our revolving line of credit or dividends or interest on loan payments from our Bank and other subsidiaries, we may be unable to satisfy our obligations to creditors or debtholders. Accordingly, we can provide no assurance that we will receive dividends or other distributions from the Bank and our other subsidiaries in an amount sufficient to pay interest on or principal of the notes.
We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.
Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness, to refinance our indebtedness or to fund capital expenditures will depend on our and the Bank’s future operating performance. Prevailing economic conditions (including interest rates) and regulatory constraints, including, among other things, on required capital levels, and financial, business and other factors will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness or fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.
The notes will not be guaranteed by the FDIC, any other governmental agency or any bank. The notes will be unsecured and will be effectively subordinated to any future secured indebtedness.
The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will not be secured by any of our assets or any assets of our subsidiaries and they will not be guaranteed by any of our subsidiaries. As a result, they will be effectively subordinated to all of our and our subsidiaries’ secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the notes will not limit the amount of secured obligations that we may incur.
Holders of notes may not be fully repaid if we are declared bankrupt, become insolvent, are liquidated or reorganized, default on payments under any secured indebtedness or otherwise commit a default that causes the acceleration of the maturity of our indebtedness. In such a case, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. In addition, holders of the notes may be fully subordinated to interests held by the U.S. government if the Company enters into a receivership, insolvency, liquidation or similar proceeding.
The notes are not guaranteed by any of our subsidiaries and are structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
The notes are not obligations of, or guaranteed by, any of our subsidiaries or any third party. As a result, our right and the rights of our creditors, including holders of the notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary. In the event of any such distribution of assets of the Bank, the claims of depositors and other general or subordinated creditors of the Bank would be entitled to priority over the claims of ours or holders of the notes. Accordingly, the notes are structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries. Claims on our bank subsidiary by creditors other than us include those by holders of our subsidiaries’ long-term debt, and our bank subsidiary has substantial obligations with respect to deposit liabilities and federal funds purchased, other short-term borrowings and various other financial obligations. As of December 31, 2025, the aggregate amount of all debt and other liabilities of our Bank and other subsidiaries, including deposits, that would structurally rank senior to the notes was approximately $27.3 billion.
A downgrade in our credit ratings, changes in the debt markets or other developments could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the trading prices and liquidity of the notes.
The trading prices for the notes will depend on many factors, including:
•our credit ratings with major credit rating agencies;
•the prevailing interest rates being paid by other companies similar to us;
•our financial condition, financial performance and future prospects; and
•the overall condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness and regulatory considerations or other events that could have an adverse impact on our financial condition or results of operations, may cause the rating agencies to downgrade, place on negative watch or change their outlook on our debt credit ratings generally, and/or the ratings on the notes, or establish new ratings that may be below investment grade, which could adversely impact the trading prices or the liquidity, of the notes. Any such rating action could also adversely affect our cost of borrowing, limit our access to the capital markets or result in restrictive covenants in future debt agreements. The ratings on the notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and other factors that may affect the value of the notes.
Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings and there will be no requirement in the Indenture to maintain the rating. Each agency’s rating should be evaluated independently of any other agency’s rating. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.
Active trading markets for the notes may not develop or may be limited.
The notes constitute a new issue of securities, for which there is currently no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We cannot provide you with any assurance regarding whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. The underwriters, however, are not obligated to do so, and may discontinue any market-making with respect to the notes at any time without notice.
If a trading market for the notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the notes and the market price of the notes.
Many factors could affect the trading market for, and the trading value of, the notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes; the time remaining to the maturity of the notes; the ranking of the notes; the redemption features of the notes; the outstanding amount of notes with terms identical to the notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the notes.
Regulatory requirements may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes.
Pursuant to federal law and Federal Reserve regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Texas Capital Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
The interest rate on the notes will reset from fixed to floating rates.
During the period from, and including, the Issue Date to, but excluding,             , 2031, the notes will bear interest at a fixed rate of % per annum. However, during the period from, and including             , 2031, to, but excluding, the maturity date, the notes will bear interest at a floating rate per annum in accordance with the formula set forth under “Description of the Notes—Interest—Compounded SOFR,” plus %. As a result, the interest rate in any floating rate period may be less than the initial interest rate or the interest rate that applies in the preceding interest period, which would affect the amount of any interest payments under the notes and, therefore, could affect their market value.
The amount of interest payable with respect to each interest period during the floating rate period will be determined near the end of such interest period for the notes.
The interest rate with respect to any interest period during the floating rate period will only be capable of being determined near the end of such interest period in relation to the notes. Consequently, it may be difficult for investors in the notes to estimate reliably the amount of interest that will be payable on the notes. In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the notes.
The interest rate on the notes during the floating rate period will be based on a compounded SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.
For each interest period during the floating rate period, the interest rate on the notes will be based on a compounded SOFR rate calculated by reference to the SOFR Index (as defined below) using the specific formula described in this prospectus supplement, not the SOFR rate published on or in respect of a particular date during such period or an average of SOFR rates during such period. The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New York (the “FRBNY”). The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate during any Observation Period (as defined below) will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in the Compounded SOFR (as defined below) used to calculate the interest rate on the notes during the relevant interest period. In addition, the method for calculating an interest rate based upon SOFR in market precedents varies. If the market predominantly adopts a different calculation method, the liquidity and market value of the notes may be adversely affected.
SOFR has a limited history and its historical performance is not indicative of future performance.
The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR during the floating rate period for the notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the notes. Changes in the levels of SOFR will affect Compounded SOFR and, therefore, the return on the notes and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded SOFR will be positive.
The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR and any failure of SOFR to maintain market acceptance could adversely affect the notes.
SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London interbank offered rate (“U.S. dollar LIBOR”) in part because it is considered representative of general funding conditions in the overnight Treasury repurchase (repo) market. However, as a rate based on transactions secured by U.S. Treasury securities, SOFR does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. In addition, SOFR is an overnight rate, while U.S. dollar LIBOR represented interbank funding over different maturities. As a result, SOFR will likely not perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility, or global or regional economic, financial, political, regulatory, judicial or other events.
The differences between SOFR and U.S. dollar LIBOR may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of the notes and the price at which you can sell the notes.
Further, other index providers are developing products that are perceived as competing with SOFR. It is possible that market participants will prefer one of these competing products and that such competing products may become more widely accepted in the marketplace than SOFR. To the extent market acceptance for SOFR as a benchmark for floating rate notes declines, the return on and value of the notes and the price at which investors can sell their notes in the secondary market could be adversely affected. In addition, investors in the notes may not be able to sell their notes at all or may not be able to sell their notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
As of the date of this prospectus supplement, there are multiple market conventions with respect to the implementation of SOFR as a base rate for floating rate notes or other securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating rate notes markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the notes.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider the interests of the investors in the notes in doing so.
The FRBNY, as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR (in which case a fallback method of determining the interest rate on the notes as further described under “Description of the Notes—Interest—Effect of Benchmark Transition Event” will apply). The administrator has no obligation to consider the interests of investors in the notes in calculating, adjusting, converting, revising or discontinuing SOFR.
If SOFR is discontinued, the notes will bear interest during the floating rate period by reference to a different base rate, which could adversely affect the value of the notes, the return on the notes and the trading price of the notes; there can be no guarantee that any Benchmark Replacement (as defined below) will be a comparable substitute for SOFR.
If we or our designee determines that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred with respect to the notes, then the interest rate on the notes during the floating rate period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as described herein under “Description of the Notes—Interest—Effect of Benchmark Transition Event.” The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to the notes in accordance with this prospectus supplement could result in adverse consequences to the applicable interest rate on the notes, which could adversely affect the return on, value of and market for the notes.
If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us or our designee.
In addition, the terms of the notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, the determination of interest payment periods and the timing and frequency of determining rates and making payments of interest and other administrative matters. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing, that securities linked to any Benchmark Replacement will gain market acceptance, or that the administrator for any Benchmark Replacement (or any reference rate underlying a Benchmark Replacement) will not make changes to the reference rate or discontinue administration of the Benchmark Replacement (or any underlying reference rate), all of which could adversely affect the value of and market for the notes.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR, during corresponding periods, and the return on, value of and market for the notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.
We or our designee may make certain determinations with respect to the notes, which determinations may adversely affect the notes.
We or our designee may make certain determinations with respect to the notes as described herein under “Description of the Notes—Interest—Compounded SOFR.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the notes in our or our designee’s sole discretion as described herein under “Description of the Notes—Interest—Compounded SOFR.” In addition, we or an affiliate of ours may assume the duties of the Calculation Agent (as defined below) for the notes during the floating rate period. In making any required determinations, potential conflicts of interest may exist between us, or our designee (which may be our affiliate), and you. Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the base rate or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations will be made by us or our designee. These potentially subjective determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. For further information regarding these types of determinations, see “Description of the Notes—Interest—Compounded SOFR.”
Because the notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.
We may redeem the notes at our option as described under “Description of the Notes—Optional Redemption.” In the event that we redeem the notes, holders of the notes will receive only the principal amount of the notes plus any accrued and unpaid interest to, but excluding, such redemption date. If we redeem the notes prior to maturity, holders of the notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds in a similar security or in securities with an equivalent level of risk that bears comparable interest rates or yields. You should not expect us to redeem any notes when they first become redeemable or on any particular date thereafter. See “Description of the Notes—Optional Redemption” in this prospectus supplement.
There will be limited covenants in the Indenture.
Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior indebtedness, under the Indenture that will govern the terms of the notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we will not be restricted under the Indenture from paying dividends or issuing or repurchasing our securities.
In addition, there will be no financial covenants in the Indenture. You will not be protected under the Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying base prospectus.

USE OF PROCEEDS
We expect net proceeds of this offering, after deducting the underwriting discount and commissions and the estimated offering expenses payable by us, will be approximately $       million. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, funding a portion of the redemption of our 2031 subordinated notes.
The 2031 subordinated notes currently bear interest at a fixed rate of 4.00% per annum to, but excluding, May 6, 2026. At May 6, 2026, the interest rate for the 2031 subordinated notes will reset to a fixed rate equal to the Five-year U.S. Treasury Rate (as defined in the indenture for the 2031 subordinated notes) plus 3.150% per annum for the period from May 6, 2026 to, but excluding May 6, 2031, the maturity date for the 2031 subordinated notes. Prior to May 6, 2026, we may redeem the 2031 subordinated notes, in whole but not in part, only under certain limited circumstances set forth in the indenture governing the 2031 subordinated notes. Commencing on May 6, 2026 and on any future interest payment date thereafter (May 6 and November 6 of each year), we may redeem the 2031 subordinated notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest, subject to regulatory approval to the extent such regulatory approval is then required. We may determine not to redeem the 2031 subordinated notes on May 6, 2026 or to redeem only a portion of the 2031 subordinated notes on May 6, 2026 or to redeem the 2031 subordinated notes at a later date. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2031 subordinated notes and does not constitute a redemption notice for the 2031 subordinated notes.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of December 31, 2025:
•on an actual basis;
•on an as-adjusted basis to give effect to (i) the issuance and sale of the notes offered hereby after deducting underwriting discounts and estimated offering expenses and (ii) the repayment of our Bank-issued 5.25% fixed rate subordinated notes due 2026 (the “2026 subordinated notes”); and
•on an as-further adjusted basis to give effect to (i) the issuance and sale of the notes offered hereby after deducting underwriting discounts and estimated offering expenses, (ii) the repayment of our Bank-issued 2026 subordinated notes and (iii) the redemption of the 2031 subordinated notes.
You should read this table in conjunction with our consolidated financial statements and the notes thereto included in the documents incorporated by reference into this prospectus supplement.

	As of December 31, 2025 (in thousands except share data)
	Actual	As Adjusted	As Further Adjusted
Cash and Cash Equivalents	$2,099,118	$	$
Borrowed funds:
Federal funds purchased	$30,000	$30,000	$30,000
FHLB borrowings	300,000	300,000	300,000
Long-term debt:
Bank-issued 5.25% fixed rate subordinated notes due 2026(1)	134,509	—	—
Company-issued 4.00% fixed rate subordinated notes due 2031	372,660	372,660	—
Company-issued % fixed-to-floating rate senior notes due 2032	—
Trust preferred floating rate subordinated debentures due 2032 to 2036	113,406	113,406	113,406
Total borrowed funds	$950,575	$	$
Shareholders’ equity:
Preferred stock, $0.01 par value, $1,000 liquidation value; 10,000,000 shares authorized; 300,000 shares issued	$300,000	$300,000	$300,000

Common stock, $0.01 par value; 100,000,000 shares authorized; 51,786,456 shares issued	518	518	518
Additional paid-in capital	1,074,496	1,074,496	1,074,496
Retained earnings	2,808,645	2,808,645	2,808,645
Treasury stock, 7,532,768 shares at cost	(487,692)	(487,692)	(487,692)
Accumulated other comprehensive income/(loss), net of taxes	(64,585)	(64,585)	(64,585)
Total shareholders’ equity	3,631,382	3,631,382	3,631,382
Total borrowed funds and shareholders’ equity	$4,581,957	$	$
Capital Ratios
Common equity tier 1 capital ratio	12.13%	12.13%	12.13%
Tier 1 risk-based capital ratio	13.60%	13.60%	13.60%
Total risk-based capital ratio	16.12%	16.12%	%

(1)    The $134.5 million outstanding principal amount of the 2026 subordinated notes, plus accrued and unpaid interest, matured and was repaid in full in January 2026 utilizing cash on hand.

DESCRIPTION OF THE NOTES
The notes offered by this prospectus supplement will be issued under an indenture, dated as of the Issue Date (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as amended and supplemented by a first supplemental indenture, dated as of the Issue Date (the Base Indenture as so supplemented, the “Indenture”). The accompanying base prospectus provides a more complete description of the Indenture. The notes will be senior debt securities, as such term is used in the accompanying base prospectus. The following description of the particular terms of the notes, supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the senior debt securities in the accompanying base prospectus, to which description we refer you.
General
The       % fixed-to-floating rate senior notes due 2032 issued in this offering, which we refer to as the “notes”, initially will be limited to $             aggregate principal amount. The notes will mature on             , 2032 (the “maturity date”).
We will not pay any additional amounts on the notes to compensate any beneficial owner for any United States tax withheld from payments of principal or interest on the notes. There is no sinking fund for the notes. The notes are not convertible into, or exchangeable for, equity securities of the Company. The notes are subject to defeasance in the manner described under the headings “Description of Debt Securities—Satisfaction and Discharge” and “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying base prospectus.
The notes will be our unsubordinated and unsecured obligations and will rank equally in right of payment with all of our existing and future unsubordinated and unsecured indebtedness and senior in right of payment to any unsecured and subordinated debt the terms of which provide that such indebtedness is structurally subordinated to the notes, including our junior subordinated debentures issued to our statutory trusts and our 2031 subordinated notes. The notes will be effectively subordinated to any secured indebtedness we may incur in the future to the extent of the value of the assets securing such indebtedness. In addition, the notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including our Bank. We are able, subject to certain limitations, to incur additional senior and subordinated indebtedness, including indebtedness that ranks equally in right of payment to the notes. As of December 31, 2025, our subsidiaries, including our Bank, had approximately $27.9 billion in outstanding debt and other liabilities, including deposits, all of which would rank structurally senior to the notes in case of liquidation or otherwise. As of December 31, 2025, we had approximately $507.2 million in subordinated and junior subordinated indebtedness, all of which would be subordinate to the notes (of which $134.5 million matured and was repaid in January 2026). As of December 31, 2025, we had no unsubordinated and unsecured debt and no secured debt.

Interest
Interest on the notes will accrue from, and including,             , 2026 (the “Issue Date”) to, but excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date (or if the notes are redeemed during the period, the redemption date) or the maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the notes.
During the period from, and including,             , 2026, to, but excluding             , 2031 (the “fixed rate period”), the notes will bear interest at the rate of       % per annum. Such interest will be payable semi-annually in arrears on              and              of each year, commencing on             , 2026 (each such date, a “fixed interest payment date”). During the period from, and including             , 2031 (the “Reset Date”), to, but excluding, the maturity date (the “floating rate period”), the notes will bear interest at a floating rate per annum equal to Compounded SOFR plus %, as determined by the Calculation Agent in the manner described below.
Such interest will be payable quarterly in cash in arrears on             , 2031,             , 2031,             , 2031 and at the maturity date (each such date, a “floating interest payment date”). Compounded SOFR for each interest period in the floating rate period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such interest period.
Interest will be paid to the person in whose name such note is registered at the close of business on the 15th calendar day (whether or not a business day) preceding the related interest payment date; provided that if the notes are global notes held by The Depository Trust Company (“DTC”), the record date for such notes will be the close of business on the business day preceding the applicable interest payment date, and provided further that interest payable on the maturity of the principal of the notes or (subject to the exceptions described below under the heading “—Optional Redemption”) any redemption date will be paid to the person to whom principal is paid. A “business day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
For the fixed rate period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any fixed interest payment date, any redemption date for the notes or the maturity date falls on a day which is not a business day, the related payment of principal or interest will be made on the next day that is a business day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such interest payment date, redemption date or maturity date, as the case may be.
For the floating rate period, interest will be computed on the basis of the actual number of days in each interest period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the notes for each interest period during the floating rate period will be computed by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of days in the applicable interest period divided by 360. The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application and will in no event be lower than zero. For the floating rate period, if any floating interest payment date of the notes (other than the maturity date or any redemption date) falls on a day which is not a business day, that floating interest payment date will be postponed and the related payment of interest on the notes will be made on the next day which is a business day, except that if the next succeeding business day falls in the next calendar month, then such floating interest payment date will be advanced to the immediately preceding day that is a business day, and in each case, the related interest periods will also be adjusted for such non-business days.
The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each interest period in the floating rate period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date (as defined below) for such interest period and prior to the relevant floating interest payment date and will notify us (if we are not the Calculation Agent) of Compounded SOFR, such interest rate and accrued interest for each interest period in the floating rate period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the relevant floating interest payment date. At the request of a holder of the notes, we will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period in the floating rate period, after Compounded SOFR, such interest rate and accrued interest have been determined. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any interest period in the floating rate period, will be final and binding absent manifest error, will be maintained on file at the Calculation Agent’s designated office and will be provided in writing to the trustee.
Secured Overnight Financing Rate and the SOFR Index
SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral Treasury repurchase agreement (repo) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation, a subsidiary of The Depository Trust and Clearing Corporation, and SOFR is filtered by the FRBNY to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the FRBNY, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
The SOFR Index is published by the FRBNY and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.
The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period during the floating rate period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.
Because SOFR is published by the FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. The information regarding SOFR contained in this section is based upon the New York Federal Reserve’s Website and other U.S. government sources.
Compounded SOFR
With respect to any interest period during the floating rate period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
where:
“SOFR Index Start” = For periods other than the initial interest period during the floating rate period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period during the floating rate period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period (such first day expected for the notes to be             , 2031);
“SOFR Index End” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable floating interest payment date (or in the final interest period, relating to the maturity date, or, in the case of the redemption of the notes, relating to the applicable redemption date); and
“d” is the number of days in the relevant Observation Period.
For purposes of determining Compounded SOFR,
“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each floating interest payment date (or, in the case of the redemption of the notes, preceding the applicable redemption date).
“Observation Period” means, in respect of each interest period during the floating rate period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the floating interest payment date for such interest period (or in the final interest period during the floating rate period, preceding the maturity date or, in the case of the redemption of the notes, preceding the applicable redemption date).
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “—SOFR Index unavailable provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “—Effect of Benchmark Transition Event” provisions described below.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the Indenture or the notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period during the floating rate period will be an annual rate equal to the sum of the Benchmark Replacement plus % for the notes.
SOFR Index Unavailable Provisions
If a SOFR Index Start or SOFR Index End is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period in the floating rate period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation

Period (“SOFRi”), SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effect of Benchmark Transition Event
(1)Benchmark Replacement. If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
(3)Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
a.will be conclusive and binding on the beneficial owners and holders of the notes and the trustee absent manifest error;
b.if made by us, will be made in our sole discretion;
c.if made by our designee (which may be our affiliate), will be made after consultation with us, and such designee (which may be our affiliate) will not make any such determination, decision or election to which we reasonably object; and
d.notwithstanding anything to the contrary in the Indenture or the notes, shall become effective without consent from the holders of the notes, the trustee or any other party.
Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election.
None of the trustee or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the trustee and Calculation Agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none of the trustee or the Calculation Agent will have any liability for actions taken at our direction in connection therewith.
None of the trustee or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the trustee or Calculation Agent shall be responsible or liable for our actions or omissions or for those of any of our designees, or for any failure or delay in the performance by us or any of our designees, nor shall any of the trustee or Calculation Agent be under any obligation to oversee or monitor our performance or the performance of any of our designees. The trustee may conclusively rely, without investigation, on the Calculation Agent’s determination of the interest rate during the floating rate periods.
Certain Defined Terms
As used herein:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and we or our designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:
(1)the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Calculation Agent” means the firm appointed by us prior to the commencement of the floating rate period. We or an affiliate of ours may assume the duties of the Calculation Agent.
“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark.
“Relevant Governmental Body” means the FRB and/or the FRBNY, or a committee officially endorsed or convened by the FRB and/or the FRBNY or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Optional Redemption
    We may redeem the notes at our option, in whole, but not in part, on the Reset Date at a redemption price equal to 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if any, to but excluding, the redemption date. We may also redeem the notes at our option, in whole or in part, at any time and from time to time on or after             , 2032 (30 days prior to the maturity date) at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
In addition, we may redeem the notes at our option, in whole, but not in part prior to the maturity date, including prior to the Reset Date at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, within 90 days of the occurrence of:
•a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of:
(a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;
(b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or
(c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation in each case, which change or amendment becomes effective or which administrative or judicial action is announced on or after the original issue date of the notes, there is more than an insubstantial risk that interest payable by us on the notes is not, or, within 90 days of the date of such opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes; or
•Texas Capital becoming required to register as an investment company pursuant to the 1940 Act.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall not be responsible for calculating the redemption price or any component thereof.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any such notice of redemption may, at our discretion, be subject to one or more conditions precedent that must be satisfied prior to our obligation to redeem the notes subject to such notice of redemption, including, but not limited to, completion of an equity offering, refinancing or other corporation transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in our discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by us in our sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in our discretion if as determined in good faith by us, any or all of such conditions will not be satisfied. We will provide the trustee with written notice of the satisfaction or waiver of such conditions precedent, the delay of such redemption or the rescission of such notice of redemption prior to the close of business on the business day prior to the redemption date in the same manner that the related notice of redemption was given to the trustee, and the trustee will send a copy of such notice to the trustee to the holders of the notes in the same manner that the related notice of redemption was given to such holders.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata or by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Events of Default
Each of the following “Events of Default” set forth in the Indenture will be applicable to the notes:
•we fail to pay the principal of the notes when due;
•we fail for 30 days to pay any interest payable on the notes;
•we default in the performance of or breach any other covenant or agreement we make in the Indenture with respect to the notes which has continued for 90 days after written notice as provided for in accordance with the Indenture to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the notes; and
•certain events of bankruptcy, insolvency or reorganization of us occur.
If there is a continuing event of default under the Indenture with respect to the notes, then the trustee or the holders of not less than 25% of the total principal amount of the notes may declare immediately due and payable the principal amount of the notes, and the interest accrued thereon, except that such amounts will automatically become immediately due and payable in cases of certain events of bankruptcy, insolvency or reorganization of us occurs. However, at any time after an acceleration with respect to the notes then outstanding has been declared or has occurred, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the notes may waive all defaults with respect to such notes, and rescind and annul such declaration and its consequences if:
•we deposit with the trustee all required payments of the principal of, and interest on the notes (and, to the extent lawful, interest on overdue installments of interest) plus certain fees, expenses, disbursements and advances of the applicable trustee; and
•all events of default, other than the nonpayment of accelerated principal of the notes, have been cured or waived as provided in the Indenture.
The Indenture also provides that the holders of not less than a majority in principal amount of the notes may waive an existing default with respect to the notes and its consequences, except a default consisting of:
•our failure to pay the principal of or interest on the notes; or
•a default relating to a covenant or provision contained in the Indenture that by its terms cannot be modified or amended without the consent of the holders of each outstanding note.
The trustee is generally required to give notice to the holders of the notes within 90 days of an uncured default of which the trustee has actual notice under the Indenture.
The Indenture provides that no holder of the notes may institute a proceeding with respect to the Indenture or for any remedy under the Indenture, unless such holder has previously given notice to the trustee of a default or an event of default and the trustee fails to act for 60 days after
•such holder has previously given the trustee a written notice of a continuing event of default;
•the trustee has received a written request to institute proceedings in respect of a default or an event of default from the holders of not less than 25% in principal amount of the notes, as well as an offer, and if requested, and provision of indemnity satisfactory to the trustee; and
•no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the notes.
Subject to provisions in the Indenture specifically relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the

Indenture at the request or direction of any holders of the notes, unless the holders of the notes have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by the trustee in compliance with such request or direction. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the notes not joining in the direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to such holders). The trustee may take any other proper action not inconsistent with the instructions received by such majority of holders.
Further Issuances
We may from time to time create and issue additional notes with terms and conditions substantially identical to those of the notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon) without the consent of the holders of the notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes. If the existing notes and the additional notes are not fungible for U.S. federal income tax purposes, a separate CUSIP number will be issued for the additional notes.
Modification and Waiver
The Indenture may, in certain circumstances, be modified and amended by us and the trustee without the consent of the holders of the notes. See “Description of Debt Securities—Modification and Waiver” in the accompanying base prospectus. In addition, we and the trustee may, with certain exceptions as provided therein, modify the Indenture with the consent of holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, the holders of at least a majority in aggregate principal amount of the outstanding notes may waive certain covenants and past defaults under the Indenture, except as described under the heading “Description of Debt Securities—Events of Default” in the accompanying base prospectus.
Merger and Consolidation
The Indenture provides that we will not merge or consolidate with another corporation or sell or convey all or substantially all of our assets to another person, firm or corporation unless either we are the continuing corporation or the successor corporation (if other than us) shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation shall expressly assume the interest and principal (and premium, if any) due under the notes and the performance and observance of all applicable conditions and covenants. In either case, the Indenture provides that neither we nor a successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the Indenture provides that in the case of any such merger or consolidation or sale or conveyance, the successor corporation may continue to issue securities under the Indenture.

Discharge of Obligations
Under the Indenture, under certain circumstances, we may discharge certain obligations to holders of the notes that have not already been delivered to the trustee for cancellation. We can discharge these obligations by irrevocably depositing with the trustee funds in United States dollars or United States government obligations in an amount sufficient to pay the entire indebtedness on the notes (which in the case of a deposit in whole or in part of United States government obligations will be evidenced by the opinion of a nationally recognized firm of independent public accountants as to the sufficiency of such deposit), including the principal of and interest payable on the notes to the date of the deposit, if the notes have become due and payable, or to the maturity date, if the notes have not yet become due and payable.
Book-Entry, Delivery and Form
General
The notes offered hereby will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued on the Issue Date therefor only against payment in immediately available funds.
The notes offered hereby initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive, fully registered form without interest coupons, which we refer to as the “global notes.”
The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”)), as described below under “—Depositary Procedures.”
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”
Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depositary Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.
We do not take any responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. DTC’s participants include securities brokers and dealers

(including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.”
Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has advised us that DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC, and that DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.
DTC has also advised us that, pursuant to procedures established by it:
•upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global notes; and
•ownership of such interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to its participants) or by DTC’s participants and indirect participants (with respect to other owners of beneficial interests in the global notes).
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the “Euroclear Operator.” All operations are conducted by the “Euroclear Operator,” and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the “Euroclear Operator.” Euroclear participants include banks

(including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
We understand that the “Euroclear Operator” is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
Investors in the global notes who are participants may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “—Exchange of Book-Entry Notes for Certificated Notes.”
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.
Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the notes to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after a record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the notes are credited on the record date, identified in a listing attached to the omnibus proxy.
Payments in respect of the principal of, and interest on, a global note registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the Indenture. We and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the trustee or any of our respective agents has or will have any responsibility or liability for:
•any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or
•any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us.
None of us or the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the “Euroclear Operator” are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The “Euroclear Operator” acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. None of us or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof.
Exchange of Book-Entry Notes for Certificated Notes
The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:
•DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes or (2) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor depositary within 90 days of such notice, or

•if there shall have occurred and be continuing an event of default with respect to the notes.
In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
Same-Day Settlement and Payment
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Governing Law
The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.
Trustee
U.S. Bank Trust Company, National Association will act as trustee for the notes, which will be issued under the Indenture. The Indenture is described in this prospectus supplement and the accompanying base prospectus. You should read the accompanying base prospectus for a general discussion of the terms and provisions of the Indenture.
Calculation Agent
Unless we have redeemed, or called for redemption, all the outstanding notes on or prior to the commencement of the floating rate period, we will appoint a Calculation Agent for the notes prior to the floating rate period. We may appoint ourselves or an affiliate of ours as Calculation Agent.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated under the Code, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code (generally for investment purposes) by a beneficial owner who purchases notes in this offering at the initial offering price. This summary addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant in light of individual circumstances, including foreign, state, local or any non-income tax consequences, tax consequences arising under the U.S. federal estate or gift tax laws, the Medicare contribution tax on net investment income, any minimum tax, or the application of Section 451(b) of the Code. This summary does not apply to members of a class of holders subject to special rules, such as:
•persons who may be subject to special tax treatment, including brokers or dealers in securities or currencies, banks, thrifts and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, personal holding companies, cooperatives, and traders in securities that elect to use a mark-to-market method of accounting for their securities;
•persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;
•partnerships or other pass-through entities and their members;
•U.S. expatriates and certain former citizens or residents of the United States; and
•governmental bodies or agencies or instrumentalities thereof.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership, among other things. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.
This summary of material U.S. federal income tax consequences is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or any tax laws other than income tax laws. If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.
Consequences to U.S. Holders
In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.
Payments of Interest on Notes
Based on the expected issue price, interest rates of the notes and current market conditions, we expect the notes to be treated as variable rate debt instruments that are not issued with more than de minimis original issue discount for U.S. federal income tax purposes. Accordingly, payments of interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time such interest payments are received or accrued, in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the note. The amount that a U.S. holder realizes will include the amount of any cash and the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note.
Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses may be limited. U.S. holders are urged to consult their tax advisors regarding such limitations.

Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of interest on the notes to a U.S. holder and to the proceeds of a sale, exchange, redemption or other disposition of a note by a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation) and if required, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number (which, in the case of an individual, would generally be its Social Security Number) or certification of exempt status, generally by providing an IRS Form W-9 or an approved substitute, or (in the case of interest payments) if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.
Consequences to Non-U.S. Holders
In this discussion, we use the term “non-U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Payments of Interest on Notes
In general, payments of interest on the notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business, backup withholding, and FATCA, will not be subject to U.S. federal income or withholding tax, provided that:
•the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;
•the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;
•the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a “United States person” (as defined in the Code) (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable successor form) or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations; and
•the non-U.S. holder is not receiving such interest as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

If a non-U.S. holder cannot satisfy one of the first three requirements described above and interest on the notes is not exempt from withholding because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed based maintained by the non-U.S. holder in the United States), as described below under “Income or Gain Effectively Connected with a U.S. Trade or Business,” payments of interest generally will be subject to U.S. federal withholding tax at a 30% rate, unless the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
Subject to the discussion below regarding backup withholding, gain realized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note (except to the extent such amount is attributable to accrued interest, which would be taxable as described above) will not be subject to U.S. income tax unless:
•that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”); or
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.
If a non-U.S. holder is described in the first bullet point above, it will be subject to U.S. federal income tax in the manner described under “—Income or Gain Effectively Connected with a U.S. Trade or Business.” If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to U.S. federal income tax at a flat rate of 30% (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, exchange, redemption or other taxable disposition, to the extent considered from U.S. sources, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.
Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the notes or gain from the sale, exchange, redemption or other taxable disposition of the notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), then the interest or gain generally will be subject to U.S. federal income tax at regular income tax rates in generally the same manner as if the non-U.S. holder were a U.S. holder. If a non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) also may be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate. Even though, absent treaty relief, effectively connected income is subject to U.S. federal income tax, and may be subject to the branch profits tax, any such effectively connected interest income is generally not subject to U.S. federal withholding tax if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable successor form), as described above.
Information Reporting and Backup Withholding
Generally, payors must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the certification described above in the last bullet point under “—Consequences to Non-U.S. Holders—Payments of Interest on Notes” has been received by the applicable withholding agent.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the actual U.S. federal income tax liability and the non-U.S. holder timely provides the required information or appropriate claim form to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on “withholdable payments” made to a foreign financial institution (including investment funds) unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in the case of “withholdable payments” made to an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions, the tax generally will be imposed unless such entity provides the payor with certain information regarding certain direct and indirect substantial U.S. owners of the entity, or certifies that it has no such substantial U.S. owners, and complies with certain other requirements.
The term “withholdable payment” includes interest paid with respect to the notes. Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

BENEFIT PLAN INVESTOR CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, the underwriters and/or our or their affiliates may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption.
Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. These class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.
Accordingly, the notes may not be purchased or held by any Plan unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each purchaser or holder of the notes (or any interest therein) will be deemed to have represented by its purchase or holding of the notes (or any interest therein) that (a) it is not a Plan and its purchase and holding of the notes (or any interest therein) is not made on behalf of or with “plan assets” of any Plan or (b) its purchase, holding and subsequent disposition of the notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the fiduciary responsibility and/or prohibited transaction provisions of ERISA and Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes (or any interest therein) will be deemed to have represented by its purchase or holding of the notes (or any interest therein) that its purchase, holding and subsequent disposition of the notes (or any interest therein) is not prohibited or otherwise a violation under applicable Similar Laws.
Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.
Each purchaser and holder of the notes has the exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us, any of the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.
Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

UNDERWRITING
Subject to the terms and conditions in the underwriting agreement between us and the underwriters named below for whom Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and TCBI Securities, Inc., doing business as Texas Capital Securities, are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount Notes
Goldman Sachs & Co. LLC	$
Morgan Stanley & Co. LLC
TCBI Securities, Inc., doing business as Texas Capital Securities
J.P. Morgan Securities LLC
Keefe, Bruyette & Woods, Inc.
Total	$
The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all of the notes in the offering if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters propose to offer the notes initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices, less selling concessions of up to     % of the principal amount per note. Any underwriter may allow, and any such dealer may reallow, concessions of up to     % of the principal amount per note to certain other dealers. After the initial public offering of the notes, the underwriters may change the public offering prices and concessions and discounts to dealers.
The following table summarizes the compensation we will pay:

	Per Note	Total
Underwriting discounts	%	$
We estimate that we will pay expenses, excluding underwriting discounts, of approximately $             in connection with this offering.
The notes are a new issue of securities with no established trading markets. In addition, we have not applied and do not intend to list the notes on any securities exchange or to have the notes quoted on a quotation system. One or more of the underwriters intends to make secondary markets for the notes. However, they are not obligated to do so and may discontinue making secondary markets for the notes at any time without notice. No assurance can be given as to how liquid the trading markets for the notes will be.
We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in that respect.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act.
•Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed specified maximum prices.
•Over-allotment involves sales by the underwriters of notes in excess of the number of notes the underwriters are obligated to purchase, which creates a syndicate short position.
•Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
•Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.
The underwriters expect to deliver the notes to purchasers on or about     , 2026, which will be the              business day following the pricing of the notes (such settlement cycle being herein referred to as “T+   ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day before settlement will be required, by virtue of the fact that the notes initially will settle T+   , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing of the notes should consult their own advisor.
The notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Conflicts of Interest; Other Relationships
Texas Capital Securities is a wholly owned direct subsidiary of ours. Because Texas Capital Securities is both an affiliate of ours and a member of FINRA, any distribution of the notes will be made in compliance with the applicable provisions of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, Texas Capital Securities may not make sales in offerings of the notes to any of its discretionary accounts without the prior written approval of the customer.
Some of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates in the ordinary course of business, for which they received or will receive customary fees and commissions.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying base prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person residing in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Korea
For institutional investors only. The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”))

pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
VALIDITY OF THE NOTES
The validity of the notes offered hereby will be passed upon for the Company by Alston & Bird LLP, Atlanta, Georgia and will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Texas Capital Bancshares, Inc. appearing in Texas Capital Bancshares, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025 and the effectiveness of Texas Capital Bancshares, Inc.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

TEXAS CAPITAL BANCSHARES, INC.

Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Units

Texas Capital Bancshares, Inc. (“Texas Capital”) from time to time may offer and sell, in one or more offerings, any combination of the securities listed above. The preferred stock, warrants, debt securities and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Texas Capital, or debt or equity securities of one or more other entities. The preferred stock may be represented by depositary shares. The units may consist of any combination of the above securities or debt or equity securities of other entities. Texas Capital may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. In addition, selling security holders to be named in a prospectus supplement may offer and sell Texas Capital securities from time to time in such amounts and with such discounts and commissions as set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, Texas Capital will not receive any proceeds from the sale of securities by any selling security holders.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by one or more prospectus supplements describing the method and terms of the applicable offering. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.
Texas Capital may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us will be stated in the applicable prospectus supplement. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended. Texas Capital may also sell securities directly to investors. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. If appropriate, discussion of certain risks that you should consider in connection with an investment in the securities will be included or incorporated by reference in a prospectus supplement.
Texas Capital’s common stock and 5.75% Non-Cumulative Perpetual Preferred Stock Series B or “5.75% Preferred” trade on The Nasdaq Global Select Market under the trading symbols “TCBI” and “TCBIO”, respectively.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
These securities involve investment risks, including possible loss of principal. Please read carefully this prospectus, any applicable prospectus supplement, our periodic reports, other information we file with the U.S. Securities and Exchange Commission and any information under the section entitled “Risk Factors” beginning on page 2 of this prospectus before making a decision to invest in the securities described in the applicable prospectus supplement.
Neither the U.S. Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 14, 2024.

RISK FACTORS
Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent periods that we file with the U.S. Securities and Exchange Commission, or “SEC,” and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
ABOUT THIS PROSPECTUS
All references in this prospectus to “Texas Capital,” the “Company,” “we,” “our” and “us” refer to Texas Capital Bancshares, Inc., and its consolidated subsidiaries unless the context otherwise requires. References to “Texas Capital Bank” or the “Bank” mean Texas Capital Bank which is our wholly-owned banking subsidiary.
This prospectus is part of a registration statement on Form S-3 that Texas Capital filed with the SEC using a “shelf” registration process. Under this shelf registration process, Texas Capital and certain holders of its securities may sell the securities described in this prospectus in one or more offerings. Each time securities are sold under this shelf registration, Texas Capital will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also modify or supersede the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement with the additional information referred to below under “Where You Can Find More Information.”
This prospectus does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Texas Capital, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s website at www.sec.gov.
You should rely only on the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference as described under “Where You Can Find More Information.” Texas Capital has not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents.
WHERE YOU CAN FIND MORE INFORMATION
Texas Capital files annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains information we and other issuers have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of Texas Capital’s periodic reports and certain other information filed or furnished by us with the SEC are also available, free of charge, on our website at http://www.texascapitalbank.com. Except as specifically noted, information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and its exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s Internet site.
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.
This prospectus incorporates by reference the documents listed below that Texas Capital has previously filed with the SEC (other than the portions of those documents not deemed to be filed, if any):
•Annual Report on Form 10-K for the year ended December 31, 2023;
•Definitive Proxy Statement filed on March 9, 2023;
•The description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 10 filed with the SEC on August 4, 2000, as updated by Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any other amendments or reports filed for the purpose of updating such description.
Texas Capital also incorporates by reference into this prospectus any future filing that Texas Capital makes with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of securities under this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any documents filed by Texas Capital with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus or the applicable prospectus supplement.
You can obtain any of the documents incorporated by reference in this prospectus from Texas Capital or from the SEC through the SEC’s website at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in those documents. You can request those documents in writing or by telephone as specified below:
Texas Capital Bancshares, Inc.
Attention: Investor Relations
2000 McKinney Avenue, Suite 700,
Dallas, Texas 75201
(214) 932-6600

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein and any oral statements and written made by or on behalf of us may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,” “intend” and similar expressions.

Forward-looking statements may include, among other things and without limitation, statements about the credit quality of our loan portfolio, liquidity, general economic conditions in the United States and in the Company’s markets, including with respect to interest rates and the market generally, the material risks and uncertainties for the U.S. and world economies, and for the business, expectations regarding rates of default and loan losses, volatility in the mortgage industry, business strategies (including new lines of business, products and services) and expectations about future financial performance, future growth and earnings, the appropriateness of the allowance for credit losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on the business, increased competition, and technologies (including new technologies and information security risks).
Forward-looking statements are subject to various risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made. Forward-looking statements are not guarantees of future results. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the following:
•Deterioration of the credit quality of the loan portfolio or declines in the value of collateral due to external factors or otherwise.
•The ability to effectively manage credit risks.
•Economic or business conditions in Texas, the United States or globally that impact the Company or its customers.
•The ability to effectively manage liquidity risk.
•The ability to pursue and execute upon growth plans, whether as a function of capital, liquidity or other limitations.
•The extensive regulations to which the Company and the Bank are subject and the Company and the Bank’s ability to comply with applicable governmental regulations, including legislative and regulatory changes that may impose further restrictions and costs on the business, any regulatory enforcement actions that may be brought against us and the effect of changes in laws, regulations, policies and guidelines (including, among others, those concerning taxes, banking, accounting, securities and monetary and fiscal policies) with which the Company must generally comply.
•The ability to effectively manage the information technology systems, including third party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches.
•Elevated or further changes in interest rates, including the impact of interest rates on the Company’s securities portfolio and funding costs, as well as related balance sheet implications stemming from the fair value of our assets and liabilities.
•Changes in market risk associated primarily with the Company’s sales and trading activities.
•Material failures of accounting estimates and risk management processes based on management judgment, or the supporting assumptions or models.
•The ability to effectively manage interest rate risk.
•The effectiveness of the Company’s risk management processes strategies and monitoring.

•Negative press and social media attention with respect to the banking industry or the Company, in particular.
•Recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions.
•Fluctuations in commercial and residential real estate values, especially as they relate to the value of collateral supporting the Company’s loans.
•Claims and litigation that may arise in the ordinary course of business, including those that may not be covered by insurers.
•The ability to successfully execute its business strategy, including developing and executing new lines of business and new products and services.
•The failure to identify, attract and retain key personnel and other employees.
•Increased or expanded competition from banks and other financial service providers in Company markets.
•The susceptibility of fraud on the business.
•The failure to maintain adequate regulatory capital to support the business.
•Environmental liability associated with properties related to lending activities.
•Severe weather, natural disasters, acts of war or terrorism, global conflict (including those already reported by the media, as well as others that may arise) or other external events.
•Climate change and related legislative and regulatory initiatives.
•The ability to effectively manage ESG risks.
•Risks relating to securities, including the volatility of stock price, rights of holders of the indebtedness and preferred stock and other related factors.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the SEC. Any forward-looking statement speaks only as of the date on which it is made. Except to the extent required by applicable laws or regulations, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.
TEXAS CAPITAL BANCSHARES, INC.
Texas Capital is a registered bank holding company and a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs and individual customers. Texas Capital is headquartered in Dallas, with primary banking offices in Austin, Dallas, Fort Worth, Houston and San Antonio, and has built a network of clients across the country. Substantially all of the Company’s business activities are conducted through its wholly-owned subsidiary bank Texas Capital Bank. Texas Capital was incorporated as a Delaware corporation in 1996 and commenced banking operations in 1998. As of December 31, 2023, Texas Capital had consolidated total assets of approximately $28.4 billion.

Texas Capital common stock and 5.75% Preferred each trade on The Nasdaq Global Select Market under the symbols “TCBI” and “TCBIO,” respectively.
Our principal executive offices are located at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201 and our telephone number is (214) 932-6600.
USE OF PROCEEDS
Texas Capital intends to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities.
GENERAL DESCRIPTION OF SECURITIES
The descriptions of the securities contained in this prospectus set forth some of the general terms and provisions of securities that may be offered by us or any selling securityholder. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
DESCRIPTION OF CAPITAL STOCK AND WARRANTS
The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, a copy of which has been filed with the SEC.
General
Under our certificate of incorporation, as amended, we have authority to issue up to 100.0 million shares of common stock, $0.01 par value per share, and 10.0 million shares of preferred stock, par value $0.01 per share. As of a December 31, 2023, we had issued and outstanding approximately 51.1 million shares of common stock and 300,000 shares of 5.75% Preferred, having an aggregate liquidation preference of $300.0 million.
Common Stock
Each holder of our common stock is entitled to one vote for each share held on all matters with respect to which the holders of our common stock are entitled to vote. Our common stock has no preemptive or conversion rights and is not subject to redemption. Holders of our common stock are not entitled to cumulative voting in the election of directors. In the event of dissolution or liquidation, after payment of all creditors and payment of liquidation preferences on preferred stock, the holders of our common stock (subject to the prior rights of the holders of any outstanding preferred stock) will be entitled to receive pro rata any assets distributable to stockholders in respect of the number of shares held by them.
The holders of shares of our common stock are entitled to such dividends as our board of directors, in its discretion, may declare out of funds legally available therefor, subject to certain limitations under the Delaware General Corporation Law, or DGCL. We have not paid dividends on our common stock to date, and we do not anticipate paying dividends in the near future. However, the payment of dividends on our common stock is subject to the prior rights of the holders of any preferred stock. Payment of dividends on both our common stock and any preferred stock will be dependent upon, among other things, our earnings and financial condition, our cash flow requirements and the prevailing economic and regulatory climate.

Anti-Takeover Provisions.
Certain provisions of our certificate of incorporation and bylaws could make a merger, tender offer or proxy contest more difficult, even if such events were perceived by many of our stockholders as beneficial to their interests. These provisions include advance notice for nominations of directors and stockholders’ proposals, and authority to issue “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which, in general, prevents an interested stockholder, defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a business combination with TBCI for three years following the date that person became an interested stockholder unless certain specified conditions are satisfied.
Restrictions on Ownership.
The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The Bank Holding Company Act, or BHC Act, requires any bank holding company (as defined therein) to obtain the approval of the Board of Governors of the Federal Reserve prior to acquiring, directly or indirectly, 5% or more of our outstanding common stock. Any “company” (as defined in the BHC Act) other than a bank holding company would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A holder of 25% or more of our outstanding voting common stock, other than an individual, is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding voting common stock.
Listing.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “TCBI”.
Transfer Agent and Registrar.
The transfer agent and registrar for our common stock is Computershare Investor Services LLC.
Preferred Stock
Our board of directors is authorized to designate and issue shares of preferred stock in one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law and the rules of The Nasdaq Global Select Market, if applicable, our board of directors has the discretion to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.
If we offer to sell preferred stock, we will file with the SEC the certificate of designation setting forth the terms of the preferred stock and the prospectus supplement relating to that offering will include a description of the specific terms of the preferred stock, including:
•the series, the number of shares offered and the liquidation value of the preferred stock;
•the price at which the preferred stock will be issued;

•the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•the liquidation preference of the preferred stock;
•the voting rights of the preferred stock;
•whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific terms of the preferred stock. However, these effects might include:
•restricting dividends on the common stock;
•diluting the voting power of the common stock;
•impairing the liquidation rights of the common stock; and
•delaying or preventing a change in control of our company.
In March 2021 we issued 12,000,000 depositary shares representing 300,000 shares of 5.75% Preferred having a liquidation preference of $300.0 million. Holders of 5.75% Preferred do not have voting rights, except with respect to the right to elect two directors upon non-payment of dividends for six or more quarterly dividend periods, authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the 5.75% Preferred, and as otherwise required by applicable law. The 5.75% Preferred ranks senior to our common stock and each other class or series of our capital stock that ranks junior to the 5.75% Preferred as to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.
A dividend period for the 5.75% Preferred is the period from and including a dividend payment date to but excluding the next dividend payment date.
During any dividend period, so long as any share of 5.75% Preferred remains outstanding and except as otherwise provided below, (i) no dividend shall be paid, declared or set aside for any payment on and no distribution shall be declared, made or set aside on our common stock or any other class or series of capital stock over which the 5.75% Preferred has preference or priority in the payment of dividends (other than (A) a dividend payable solely in stock that ranks junior to the 5.75% Preferred with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up or (B) any dividend in connection with the implementation of a stockholders’ rights plan or the redemption or repurchase of any rights under any such plan) and (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of any stock that ranks junior to the 5.75% Preferred or any stock that ranks on a parity with the 5.75% Preferred nor shall any shares of stock that ranks junior to the 5.75% Preferred be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, unless full dividends on all outstanding shares of the 5.75% Preferred for the most recently completed quarterly dividend period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment) and any prior redemption requirements with respect to shares of the 5.75% Preferred have been complied with.

The limitations on dividends and other distributions described in the paragraph above do not apply to the following examples (see the certificate of designation for additional exclusions):
•redemptions, purchases or other acquisitions of shares of common stock or any other class or series of capital stock over which the 5.75% Preferred has preference or priority in the payment of dividends in connection with the administration of any employee benefit plan in the ordinary course of business;
•any dividends or distributions of rights or common stock or any other class or series of capital stock over which the 5.75% Preferred has preference or priority in the payment of dividends in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;
•the acquisition by us or any of our subsidiaries of record ownership in common stock or any other class or series of capital stock over which the 5.75% Preferred has preference or priority or is in parity with in the payment of dividends for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and
•the exchange or conversion of common stock for or into other capital stock that is junior to the 5.75% Preferred and the payment of cash solely in lieu of fractional shares.
Subject to the restrictions described in the certificate of designation, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and other stock ranking equally with or junior to the 5.75% Preferred from time to time out of any assets legally available for such payment in amounts permitted by applicable regulatory authorities, and the holders of the 5.75% Preferred will not be entitled to participate in any such dividends.
So long as any shares of 5.75% Preferred are outstanding, the vote or consent of the holders of at least 66 2/3% of the then-outstanding shares of 5.75% Preferred, voting separately as a single class, shall be necessary for effecting or validating:
•any amendment or alteration of our certificate of incorporation to authorize the amount of, or issue, any shares of a class or series of our capital stock ranking prior to the 5.75% Preferred in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Texas Capital, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;
•any amendment, alteration or repeal of any provision of our certificate of incorporation to materially and adversely affect the powers, preferences, privileges or rights of the 5.75% Preferred, taken as a whole (subject to certain exceptions); or
•any consummation of (x) a binding share exchange or reclassification involving the 5.75% Preferred, or (y) a merger or consolidation of Texas Capital with or into another entity (whether or not a corporation), unless in each case (A) the shares of 5.75% Preferred remain outstanding or, in the case of any such merger or consolidation with respect to which Texas Capital is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parents and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the 5.75% Preferred.
The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of 5.75% Preferred have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.
Our 5.75% Preferred is listed on The Nasdaq Global Select Market under the symbol “TCBIO”.

Warrants
We may issue warrants for the purchase of common stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The prospectus supplement relating to any warrants Texas Capital is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•the title of the warrants;
•the aggregate number of warrants offered;
•the number of shares of common stock or other securities purchasable upon the exercise of such warrants and the price at which such securities may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•the designation and terms of any securities with which warrants are issued;
•if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•United States federal income tax consequences applicable to issuance, disposition and exercise of such warrants;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•the amount of warrants outstanding as of the most recent practicable date; and
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.
Unless otherwise stated in an applicable prospectus supplement, warrants will be issued in registered form. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at such exercise price as shall be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any of the rights of holders of common stock or other securities purchasable upon such exercise, including the right to receive payments of dividends or interest, if any, on the common stock or other securities purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may issue. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.
Any debt securities issued using this prospectus, or “Debt Securities,” will be our direct unsecured general obligations. The Debt Securities will be either our senior debt securities, or “Senior Debt Securities,” or our subordinated debt securities, or “Subordinated Debt Securities.” The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, or the “Trustee.” Senior Debt Securities will be issued under a “Senior Indenture” to be entered into between us and the Trustee in the form filed as an exhibit to the registration statement of which this prospectus is a part and Subordinated Debt Securities will be issued under the Subordinated Indenture between Texas Capital Bancshares, Inc. and U.S. Bank National Association, as Trustee, dated September 21, 2012 (the “Subordinated Indenture”), filed as an exhibit to the registration statement of which this prospectus is a part. Together, the Senior Indenture and the Subordinated Indenture, as they may be amended or supplemented from time to time, are called “Indentures.”
We conduct no material business or other activity at the parent company level other than activities incidental to holding equity and debt investments in the Bank. As a result, the sole source of funding of our parent company financial obligations consist of proceeds from capital markets transactions, borrowings under our revolving line of credit, payments of interest and principal on loans made to the Bank and dividends from the Bank. As a result, we may in the future seek to rely upon dividends paid by the Bank to meet our financial obligations. Under federal and Texas state law, there are various limitations on the extent to which the Bank can declare and pay dividends to us, including those related to regulatory capital requirements, general regulatory oversight to prevent unsafe or unsound practices, and banking law requirements concerning the payment of dividends out of net profits, surplus, and available earnings. Certain contractual restrictions also may limit the ability of the Bank to pay dividends to us. No assurances can be given that the Bank will, in any circumstances, pay dividends to us.
Our debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, since any right we have to receive any assets of our subsidiaries will be effectively subordinated to the claims of that subsidiary’s creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to us. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Capital loans that we make to the Bank are by their terms subordinate in right of payment to deposits and to other indebtedness of the Bank.
We have summarized the material provisions of the Debt Securities and the Indentures below. The following description of the Indentures and our Debt Securities is only a summary of the material terms, does not purport to be complete, and may be supplemented in amendments to the registration statement of which this prospectus is a part and in prospectus supplements. The material specific financial, legal, and other terms, as well as any material U.S. federal income tax consequences particular to each series of debt securities will be described in the prospectus supplement relating to the securities of that series. Such prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. Thus, the statements in this section may not apply to your securities. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, any amendments to the registration statement of which this prospectus is a part, the prospectus supplement relating to that particular series, and the provisions of the applicable indenture, as supplemented, pursuant to which the particular series of debt securities is issued.

The form of the Senior Indenture and the Subordinated Indenture has been filed with the SEC as referenced in the list of exhibits to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Your rights are defined by the terms of the Indentures, not the summary provided in this prospectus or a prospectus supplement. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable.
Capitalized terms used in the summary and not otherwise defined herein have the meanings specified in the Indentures.
General
The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.
The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt (“Senior Debt”). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “-Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.
The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:
•the form and title of the Debt Securities;
•the total principal amount of the Debt Securities;
•whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;
•whether the Debt Securities will be issued as registered securities, bearer securities or a combination of both;
•any limit on the aggregate principal amount of the Debt Securities;
•the dates on which the principal of the Debt Securities will mature;
•the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities or the method to determine each;
•the place or places where payments on the Debt Securities will be payable;
•whether the Debt Securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;
•any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;
•any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;
•the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•whether the Debt Securities are defeasible;
•any addition to or change in the Events of Default or rights of holders upon an Event of Default;
•whether the Debt Securities will be issued pursuant to a medium-term note program;
•whether the Debt Securities are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;
•any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and
•any other terms of the Debt Securities not prohibited by the Indenture.
The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.
Debt Securities, including Original Issue Discount Securities bearing no interest or bearing interest which at the time of issuance is below market rate, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Senior Debt Securities
The Senior Debt Securities will be our unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness, whether existing at the date of issuance of the Senior Debt Securities or subsequently incurred. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities
The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our secured indebtedness and Senior Debt, including the Senior Debt Securities, whether existing at the date of issuance of the Senior Debt or subsequently incurred. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:
•the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;
•the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and
•the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.
The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.
The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.
The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “-Legal Defeasance and Covenant Defeasance.”
Subordinated Debt Securities Intended to Qualify as Tier 2 Capital
If stated in the applicable prospectus supplement, the Subordinated Debt Securities covered by that prospectus supplement will be intended to qualify as Tier 2 Capital under the guidelines established by the Federal Reserve, for bank holding companies. The guidelines set forth specific criteria for Subordinated Debt Securities to qualify as Tier 2 Capital, including among other things that the Subordinated Debt Securities must, among other things:
•be unsecured;
•have a minimum original maturity of five years;
•be subordinated in right of payment;
•not contain provisions permitting the holders of the debt to accelerate payment of principal or interest prior to maturity except in the event of a receivership, insolvency, liquidation, or similar proceeding of the issuer;
•not be credit sensitive;
•not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

•not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.
Conversion Rights
The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of the Indenture, as will be described in the applicable prospectus supplement. Such terms will include the conversion price, the conversion period, whether conversion will be at the option of the holders of such series of Debt Securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.
Denomination, Exchange and Transfer
The Debt Securities of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.
Registered securities of any series that are not Global Securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable Indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the Indenture. Bearer securities will not be issued in exchange for registered securities.
The holder may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of Debt Securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable Indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We will appoint the Trustee as security registrar for each Indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of Debt Securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, Debt Securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if Debt Securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of Debt Securities. The Debt Security registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.
If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to
(1)issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or
(2)register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.
Global Securities
Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.
Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security, unless its terms so expressly permit, may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:
(1)the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;
(2)an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or
(3)other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.
All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.
As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.
Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series.
Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.
Subject to any applicable abandoned property law, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into, or convey, transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:
(1)either (a) we are the surviving Person in the case of any such merger, or (b) the successor Person (if any) is a corporation and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;
(2)immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and
(3)several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

Events of Default
Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:
(1)failure to pay principal of or premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
(2)failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
(3)failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;
(4)if applicable, failure to deliver the required Debt Securities or other rights upon an appropriate conversion or exchange election with respect to such Debt Securities;
(5)failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), which continues for 90 days after written notice has been given, as provided in such Indenture;
(6)any judgment or decree for the payment of money in excess of an amount to be determined at the time the series of Debt Securities is created is entered against us or any Restricted Subsidiary, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and
(7)certain events of bankruptcy, insolvency or reorganization affecting us or any Restricted Subsidiary.
Except as may be summarized in a prospectus supplement and set forth in a supplemental indenture or the board resolution creating a series of Debt Securities, if an Event of Default (other than an Event of Default with respect to Texas Capital described in clause (7) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, by notice as provided in the Indenture, may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default with respect to Texas Capital described in clause (7) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “- Modification and Waiver” below.
Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.
No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
•such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;
•the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and
•the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.
However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.
We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not, to their knowledge, we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.
Modification and Waiver
Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:
•change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;
•reduce the principal amount of, or any premium or interest on, any Debt Security;
•reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;
•change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;
•impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;
•modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;
•reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;
•reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•modify such provisions with respect to modification, amendment or waiver.
The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.
Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:
•the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;
•if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and
•the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in the first two bullet points above, of the amount described in such clause).
Certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding.
Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.
Satisfaction and Discharge
Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:
(1)    either:
(a)    all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or
(b)    all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such

Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;
(2)    we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and
(3)    we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.
Legal Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, we may, at any time, exercise our option to have all of our obligations discharged with respect to the Debt Securities of a series, which we call “legal defeasance.” In addition, we may, at any time, exercise our option to have certain restrictive covenants released with respect to the Debt Securities of a series, which we call “covenant defeasance.”
Legal Defeasance.
The Indentures may provide for the exercise of legal defeasance with respect to any Debt Securities. Upon the exercise of this option, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:
•we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;
•no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (7) under “- Events of Default,” at any time until 121 days after such deposit;
•such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;
•in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and
•we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance.
The Indenture may provide for the exercise of covenant defeasance with respect to any Debt Securities. Upon the exercise of this option, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clause (6) under “- Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default with respect to such Debt Securities. If such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities.
Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements listed in the last four bullet points in the preceding paragraph are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.
Notices
Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.
Title
We, the Trustees and any of our agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles.
DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the relevant prospectus supplement. The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. We will file the form of deposit agreement, including the form of depositary receipt, with the SEC before we issue any depositary shares. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General
We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.
However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.
The deposit agreement automatically terminates if:
•all outstanding depositary shares have been redeemed;
•each share of preferred stock has been converted into or exchanged for common stock; or
•a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Texas Capital.
We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Texas Capital, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment.

Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.
Miscellaneous
The preferred stock depositary will forward to the holders of depositary shares all reports and communications from Texas Capital that are delivered to the preferred stock depositary and that Texas Capital is required to furnish to the holders of the deposited preferred stock.
Neither the preferred stock depositary nor Texas Capital will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Texas Capital and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Texas Capital and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:
•debt securities;
•debt obligations of third parties, including U.S. Treasury securities; or
•other securities identified in the applicable prospectus supplement, which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements. Such description may not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before Texas Capital issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain U.S. federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.
PLAN OF DISTRIBUTION
We or any selling stockholder may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement, if required.
The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices, at varying prices determined at the time of sale or at negotiated prices.
To the extent required by law, the applicable prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•the purchase price of such securities and the proceeds to be received by us, if any;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any public offering price;
•any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In addition, to the extent this prospectus is used by any selling stockholder to resell common stock or other securities, information with respect to the selling stockholder will be contained in a prospectus supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions, including at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We or any selling stockholder may sell securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.
We or any selling stockholder may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.
Agents, dealers and underwriters may contract for or otherwise be entitled to indemnification by us or any selling stockholder against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling stockholder and the agents, dealers and underwriters. Agents, dealers and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us and our affiliates or any selling stockholder in the ordinary course of business.
Each series of securities other than the common stock and 5.75% Preferred, which are listed on The Nasdaq Global Select Market under the trading symbols “TCBI” and “TCBIO”, respectively, and certain series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock and 5.75% Preferred, may or may not be listed on a national securities exchange. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise. We and any selling stockholder make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities.

Agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from us, any selling stockholder or our purchasers, as their agents in connection with the sale of our securities. These agents, dealers or underwriters may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any such agent, dealer or underwriter and describe any compensation received by them from us or any selling stockholder. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.00% of the aggregate gross sales proceeds of any securities being offered pursuant to this prospectus and any accompanying prospectus supplement.
We or any selling stockholder may also sell securities directly to one or more purchasers without using agent, dealers or underwriters or agents. We or any selling stockholder may sell securities upon the exercise of rights that we or any selling stockholder may issue to our security holders. We or any selling stockholder may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
VALIDITY OF THE SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Alston & Bird LLP.
EXPERTS
The consolidated financial statements of Texas Capital appearing in Texas Capital’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Texas Capital’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

TEXAS CAPITAL BANCSHARES INC. % Fixed-to-Floating Rate Senior Notes Due 2032
Joint Book-Running Managers Goldman Sachs & Co. LLC Morgan Stanley Texas Capital Securities Co-Managers J.P. Morgan Keefe, Bruyette & Woods A Stifel Company
, 2026